UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2022

Bright Health Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 1200, Minneapolis, Minnesota	55437
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, Bright Health Group, Inc. (the "Company") entered into an Investment Agreement (as amended through the date hereof, the "Investment Agreement") with certain subsidiaries of Cigna Corporation and certain affiliates of New Enterprise Associates (collectively, the "Purchasers"), relating to the issuance and sale by the Company to the Purchasers of 750,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), for an aggregate purchase price of $750.0 million, or $1,000 per share (the "Issuance"). On January 3, 2022, the Issuance was consummated (the "Closing" and the date of the Closing, the "Closing Date").

Registration Rights Agreement Amendment

In connection with the Closing, the Company, the Purchasers and certain other holders entered into the Second Amendment to the Second Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement Amendment"), pursuant to which the Company agreed to provide to the Purchasers those certain registration and other rights afforded to the Holders (as defined in the Registration Rights Agreement Amendment) pursuant to the Company’s existing registration rights agreement, as amended, and as further amended by the Registration Rights Agreement Amendment.

The foregoing description of the Registration Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Issuance set forth in Item 1.01 and the information regarding the Preferred Stock set forth in Item 5.03 is incorporated by reference into this Item 3.02. The Issuance of the Preferred Stock pursuant to the Investment Agreement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(a)(2) thereof. The Purchasers each represented to the Company that such Purchaser is an "accredited investor" as defined in Rule 501 of the Securities Act and that the Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of Preferred Stock or shares of Common Stock issued in connection with any future conversion of the Preferred Stock.

The information in Item 5.03 with respect to the Certificate of Designations is incorporated by reference into this Item 3.02.

Item 3.03 Material Modifications to Rights of Security Holders.

The information in Item 3.02 and the information in Item 5.03 are incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On January 3, 2022, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations designating the Preferred Stock (the "Certificate of Designations") and establishing the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Preferred Stock. The Certificate of Designations became effective upon filing.

The Preferred Stock ranks senior to the shares of the Company’s Common Stock, par value $0.0001 per share (the "Common Stock"), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Preferred Stock has an initial liquidation preference of $1,000 per share, which shall increase by accumulated quarterly dividends that are not paid in cash ("compounded dividends"). Holders of the Preferred Stock are entitled to a dividend at the rate of 5.0% per annum, accruing daily and payable quarterly in arrears and subject to certain adjustments, as set forth in the Certificate of Designations. Dividends will be payable in cash, by increasing the amount of liquidation preference (compounded dividends) with respect to a share of Preferred Stock, or any combination thereof, at the sole discretion of the Company.

The Preferred Stock will be convertible at the option of the holders into (I) the number of shares of Common Stock equal to the quotient of (a) the sum of (x) the liquidation preference (reflecting increases for compounded dividends) plus (y) the accrued dividends with respect to each share of Preferred Stock as of the applicable conversion date divided by (b) the conversion price (initially approximately $4.55) as of the applicable conversion date plus (II) cash in lieu of fractional shares, subject to certain anti‑dilution adjustments. At any time after the third anniversary of the Closing Date, if the closing price per share of Common Stock on the New York Stock Exchange was greater than $7.96 for (x) each of at least twenty (20) trading days in any period of thirty (30) consecutive trading days and (y) the last trading day immediately before the Company provides the holders with notice of its election to convert all of the Preferred Stock into the relevant number of shares of Common Stock, the Company may elect to convert all of the Preferred Stock into the relevant number of shares of Common Stock.

Under the Certificate of Designations, holders of the Preferred Stock are entitled to vote with the holders of the Common Stock on an as‑converted basis, solely with respect to (i) a change of control transaction (to the extent such change of control transaction is submitted to a vote of the holders of the Common Stock) or (ii) the issuance of capital stock by the Company in connection with an acquisition by the Company (to the extent such issuance is submitted to a vote of the holders of the Common Stock), subject to certain restrictions. Holders of the Preferred Stock are entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Preferred Stock, authorizations or issuances by the Company of securities that are senior to the Preferred Stock, increases or decreases in the number of authorized shares of Preferred Stock, and issuances of shares of the Preferred Stock after the Closing Date.

At any time following the fifth anniversary of the original issuance date, the Company may redeem all of the Preferred Stock for a per share amount in cash equal to: (i) the sum of (A) the liquidation preference (reflecting increases for compounded dividends) thereof plus (B) all accrued dividends as of the applicable redemption date, multiplied by (ii) (A) 105% if the redemption occurs at any time prior to the seventh anniversary of the Closing Date and (B) 100% if the redemption occurs at any time on or after the seventh anniversary of the Closing Date. Upon certain change of control events involving the Company, the holders of the Preferred Stock may, at such holder’s election, convert their shares of Preferred Stock into Common Stock at the then‑current conversion price or require the Company to purchase all or a portion of such holder’s shares of Preferred Stock that have not been so converted at a purchase price per share of Preferred Stock, payable in cash, equal to the greater of (I) (A) if the change of control effective date occurs at any time prior to the seventh anniversary of the Closing Date, the product of 105% multiplied by the sum of (x) the liquidation preference of such share of Preferred Stock (reflecting increases for compounded dividends) plus (y) the accrued dividends in respect of such share of Preferred Stock as of the change of control purchase date and (B) if the change of control effective date occurs on or after the seventh anniversary of the Closing Date, the sum of (x) the liquidation preference (reflecting increases for compounded dividends) of such share of Preferred Stock plus (y) the accrued dividends in respect of such share of Preferred Stock as of the change of control purchase date and (II) the consideration that would have been payable in connection with such change of control if such share of Preferred Stock had been converted into Common Stock immediately prior to the change of control.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 3, 2022, the Company issued a press release announcing that it had consummated the Issuance. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including the press release furnished herewith as Exhibit 99.1, shall be deemed "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Series A Convertible Perpetual Preferred Stock of Bright Health Group, Inc.
10.1	Second Amendment to the Second Amended and Restated Registration Rights Agreement, dated as of January 3, 2022, by and among Bright Health Group, Inc. and the other parties named therein.
99.1	Press Release, dated January 3, 2022
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

Date:	January 3, 2022	By:	/s/ Keith Nelsen
		Name:	Keith Nelsen
		Title:	General Counsel and Corporate Secretary